                                                             Exhibit 99.23(h)(4)

                                     FORM OF
                          SUB-ADMINISTRATION AGREEMENT
                               NATIONS FUNDS TRUST

         This SUB-ADMINISTRATION AGREEMENT (the "Agreement") is made as of February 14, 2000 by and among THE BANK OF NEW YORK ("BNY"), BANC OF AMERICA ADVISORS, INC. ("BAAI") and NATIONS FUNDS TRUST (the "Trust").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, BAAI serves as the Co-Administrator for the investment portfolios of the Trust pursuant to a separate Co-Administration Agreement; and

         WHEREAS, BAAI desires to retain BNY to render certain sub-administrative services to the Trust and to BAAI, as Co-Administrator of the Trust, and BNY is willing to render such services.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the parties hereto as follows:

         1.  Appointment and Duties as Sub-Administrator.

         (a) BAAI hereby appoints BNY to act as Sub-Administrator of the Trust and to render sub-administrative services for each portfolio of the Trust listed on Schedule I (individually, a "Fund" and collectively, the "Funds") and BNY hereby accepts such appointment and agrees to render the services and duties set forth in Schedule II as it may be amended from time to time, for the compensation and on the terms herein provided. Each new investment portfolio established in the future by the Trust or BAAI will become a "Fund" for all purposes hereunder when BNY receives a revised Schedule I from BAAI or the Trust that includes such new portfolio.

         (b) Subject to the other provisions of this Section 1, in performing all services under this Agreement, BNY shall (i) act in conformity with the Trust's Declaration of Trust, the 1940 Act and the rules thereunder, including but not limited to Rules 31a-1 to 31a-3, and other applicable laws and regulations, as the same may be amended from time to time, and the Trust's Registration Statement (defined below) as such Registration Statement may be amended from time to time; (ii) consult and coordinate with BAAI and the Trust, as necessary and appropriate; and (iii) advise and report to BAAI and the Trust, as necessary or appropriate, with respect to any compliance matters that come to its attention. In performing all services under this Agreement BNY shall meet the minimum quality of service standards set forth on Schedule III.

         (c) The Trust has furnished BNY and BAAI with copies properly certified or authenticated of each of the following: (i) the Trust's Declaration of Trust or other

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organizational document and all amendments thereto (the "Declaration");
(ii) votes of the Trust's Board of Trustees or other governing body (the "Board") authorizing the execution, delivery and performance of this Agreement by the Trust; (iii) the Trust's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, and under the 1940 Act (File Nos. 333-89661 and 881-09645), as filed with the Securities and Exchange Commission (the "SEC") relating to the Funds' shares of beneficial interest (the "Shares"); (iv) the Funds' current prospectus(es); (v) the Funds' current statement(s) of additional information; and (v) the pricing procedures applicable to the calculation of the Funds' net asset values as approved by the Trust's Board (the "Pricing Procedures"). It is solely the Trust's responsibility to furnish BNY from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, and BNY will not be held to have knowledge of any such amendments or supplements until the same are actually received by BNY. Furthermore, the Trust will provide BNY with any other documents that BNY and BAAI may reasonably request and will notify BNY and BAAI as soon as possible of any matter materially affecting either BNY's or BAAI's performance of its services under this Agreement.

         (d) Subject to the direction and approval of the Trust's Board and appropriate officers and the provisions of this Agreement, BNY shall provide to each Fund the administrative services set forth on Schedule II attached hereto. In performing such services hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel. BNY shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund's financial records (except as otherwise agreed by the parties) or any services normally performed by the Funds' counsel or independent accountants. Upon receipt of the Trust's prior written consent, BNY may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Unless expressly agreed in writing, BNY shall not be relieved of liability or responsibility for the performance of any duties or obligations delegated to a delegee or agent, provided that BNY shall have no liability for duties or obligations that are delegated to a delegee or agent at the instruction of the Trust or BAAI. The Trust and BAAI shall cause their respective officers, and shall use reasonable efforts to cause the Trust's or BAAI's legal counsel, independent accountants, and transfer agent to cooperate with BNY and to provide BNY, upon BNY's reasonable written request, such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, in order to enable BNY to perform its duties hereunder. Such cooperation or provision of information, documents or advice shall be at no cost to BNY, provided BNY's request is reasonable and BAAI shall have been notified of the request. In connection with its duties hereunder, BNY shall be entitled to reasonably rely upon any documents relating to a Fund provided to BNY by any of the aforementioned persons. BNY may apply to the Trust or BAAI for written instructions with respect to any matter arising in connection with BNY's performance hereunder. If, after a reasonable period of time, BNY receives no response to any such application, BNY may then notify the Trust or BAAI of reasonable action that BNY shall take if written instructions are not received within a stated period of time after such notice, and then BNY shall not be liable for taking such reasonable action as if written instructions had been provided. BNY is entitled to reasonably rely and act in accordance with written instructions believed to have been given by authorized persons and shall

                                       2

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incur no costs for such reasonable reliance. BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule II hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

         (e) The Trust and BAAI, for itself and not for the others, hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms;
(iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; (iv) there is no statute, regulation, rule, order or judgment binding on it and no provision of its Declaration, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and (v) the Trust and BAAI will use reasonable efforts to promptly notify BNY of any errors or omissions contained in any reports, calculations, valuations and other items of information, provided that any failure by the Trust or BAAI to detect any such errors or omissions shall not relieve BNY of any resulting liability therefrom. To the extent that BAAI has actual knowledge of any such error or omission and fails to use reasonable efforts to promptly notify BNY, BNY shall be relieved of any liability that BNY may have mitigated had BAAI provided notice of such error or omission to BNY.

         (f) BNY hereby represents and warrants to the Trust and BAAI, which representations and warranties shall be deemed to be continuing, that: (i) it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes a valid and legally binding obligation, enforceable in accordance with its terms; and (iii) it is conducting its business substantially in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its Charter, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

         2. Compensation. For the services to be rendered, the facilities to be furnished and the compensation and other expenses to be borne by BNY, as provided for in this Agreement, BNY shall be entitled to receive a monthly fee from BAAI and reimbursement for out-of-pocket expenses as set forth in Schedule IV to this Agreement. It is understood that BAAI shall be responsible for BNY's monthly fee for its services hereunder, and BNY agrees that it shall have no claim against the Trust or the Funds with respect to compensation under this Agreement.

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         3. Recordkeeping. BNY shall, as agent for the Trust, and subject to the direction and approval of the Trust's Board and the provisions of this Agreement, maintain and keep current the books, accounts and other documents, if any, pursuant to the services and duties provided by BNY as set forth in
Schedule II of this Agreement, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act. Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Trust and BAAI during BNY's normal business hours. All records maintained and preserved by BNY pursuant to this Agreement which the Trust is required to maintain and preserve in accordance with Rule 31a-2 of the 1940 Act shall be and remain the property of the Trust and shall be surrendered to the Trust promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Trust, BNY shall provide in data files or hard copy, whichever the Trust shall reasonably elect, any records included in any such delivery which are maintained by BNY on a computer disc, or are similarly maintained, and the Trust shall reimburse BNY for its expenses of providing such hard copy.

         4.  Standard of Care; Indemnification.

         (a) BNY shall at all times act in good faith and agrees to use its best efforts to fulfill its obligations under this Agreement, but assumes no responsibility for loss or damage to the Trust unless such loss or damage is caused by BNY's own negligence, bad faith or willful misconduct or that of its directors, officers or employees. BNY shall be responsible hereunder for all direct damages resulting from its own negligence, bad faith or willful misconduct, provided however that it shall not be responsible for lost profits or lost business arising under or in connection with this Agreement. It is understood and agreed that for purposes of this Section 4(a), "direct damages" shall include, but shall not be limited to, all legal costs, penalties, reimbursement for excess distribution and redemption payments, repurchasing costs for servicing agents and reimbursement to the Funds for net asset value breaks (as calculated under the Pricing Procedures).

         (b) The Trust, on behalf of each Fund, will indemnify BNY against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses of a defense against any claim, demand, action or suit), relating to the particular Fund and arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by any person described in Section 1 hereof or by any third party described in Section 5; (ii) action or inaction taken or omitted to be taken by BNY pursuant to written or oral instructions described in this Agreement (or otherwise without bad faith, negligence or willful misconduct);
(iii) any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for a Fund, the Trust, BAAI (obtained in accordance with the procedures set forth in this Agreement) or its own counsel;
(iv) any improper use by the Fund, the Trust, BAAI or their respective agents, of any valuations or computations supplied by BNY pursuant to this Agreement;
(v) the method of valuation of the securities and the method of computing a Fund's net asset value or any other amount computed by BNY hereunder, provided BNY has followed the Pricing Procedures; and (vi) any valuation of securities, net asset value or other amount provided by a Fund or BAAI. BNY will not confess

                                       4

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any claim or settle or make any compromise in any instance in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. Any amounts payable by the Trust under this Section 4(b) shall be satisfied only against the assets of the Fund involved in the claim, demand, action or suit and not against the assets of any other investment portfolio of the Trust.

         5.  Fund Accounting Services.

         (a) BNY, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of Fund's liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund. In the event BNY's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable, or any other third party pricing source designated by the Trust, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. BNY shall not be required to inquire into any valuation of securities or other assets by the Fund or any third party described in this Section, even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

         (b) Subject to the provisions of this Agreement and the direction and approval of the Trust's Board, BNY shall perform the computations described in
Schedule II at such times and dates and in the manner specified or described in the then-current prospectus(es) of a Fund. To the extent valuation of securities or a computation specified or described in a Fund's Pricing Procedures or then-current effective prospectus(es) is at any time inconsistent with any applicable laws or regulations, the Trust or BAAI shall immediately so notify BNY in writing and thereafter shall furnish BNY at all appropriate times with the values of such securities and such Fund's net asset value or other amounts otherwise to be calculated by BNY, or, subject to the prior approval of BNY, instruct BNY in writing to value securities and make such computations in a manner which the Trust or BAAI then represents in writing to be consistent with all applicable laws and regulations. The Trust or BAAI may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to make computations other than as specified in this Section of this Agreement. By giving such instruction, the Trust or BAAI shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then-current effective prospectus(es) of the particular Fund. The Trust or BAAI shall have sole responsibility for determining the method of valuation of securities and the method of computations, and all computations, valuation of securities and the method of computing each Fund's net asset value shall be subject to approval by the Trust and BAAI. BNY shall not be liable for relying on any price provided by any pricing service believed by BNY to be

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reliable, and the Trust or BAAI shall furnish values when the same are not available from a pricing service utilized by BNY, with such furnishing to constitute an instruction to BNY to rely on the provided values.

         (c) BNY shall be responsible for determining and properly reflecting in the computations made by it under this Agreement: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund;
(ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto; or (v) any tax accounting; provided, however, that if BNY is not certain of the taxable nature, amount or effect of any such item, it may seek instructions regarding the proper treatment of such item from the Trust or BAAI in accordance with the procedures set forth in Section 1(e), above, and shall have no liability for acting in reliance on such instructions.

         6.  Termination of Agreement.

         (a) This Agreement shall become effective as of the date first set forth above and shall remain in full force and effect unless terminated pursuant to the provisions of Section 6(b).

         (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice to BNY, by BAAI or by vote of the Board of the Trust, or upon 180 days' written notice to BAAI and the Trust, by BNY. Upon any such termination, BNY will cooperate with and assist the Trust, BAAI, their agents and any successor administrator(s) or sub-administrator(s) in the substitution/conversion process. In connection with any termination of this Agreement, unless BNY is in breach of this Agreement, the Funds and BAAI agree to pay BNY any compensation and reimbursement for out-of-pocket expenses as may then be due and payable, as well as agreed-upon out-of-pocket expenses incurred in connection with a termination. If BNY is in breach of this Agreement, the Funds and BAAI may offset any compensation or reimbursement amounts owed to BNY by the amount of damages, costs and expenses incurred as a result of BNY's breach, including costs, expenses and reasonable incremental fees for a period not to exceed one year incurred in connection with a conversion by the Trust and BAAI to a successor service provider. In the event of a dispute as to the amount of such damages, the Funds and BAAI agree to escrow the set-off amount.

         (c) Sections 4 and 8 shall survive this Agreement's termination.

         7.  Amendments.  Except as expressly provided in the first paragraph of
Section 1, no provision of this Agreement may be amended or modified orally, but only by an instrument in writing signed by the party against which enforcement of the amendment or modification is sought.

         8. Confidentiality. All books, records, information and data pertaining to the business of the Trust, or its prior, present or potential shareholders that are exchanged or received

                                       6

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in connection with the performance of BNY's duties under this Agreement shall remain confidential and shall not be disclosed to any other person, except as specifically authorized by the Trust or as may be required by law, and shall not be used for any purpose other than performance of its responsibilities and duties hereunder, and except that BNY retains the right to disclose matters subject to confidentiality to its examiners, regulators, internal or external auditors, its accountants, its internal and external counsel, and to any other entity whenever it is advised by its internal or external counsel that it is reasonably likely that BNY would be liable for a failure to do so. BNY will endeavor to provide written notice to the Trust and BAAI at least five business days prior to any disclosures pursuant to this Section 8, but, provided it shall have provided as much notice as is reasonably practicable under the circumstances, BNY shall have no liability for any failure to do so.

         9. Service to Other Companies. The Trust and BAAI acknowledge that BNY now provides, will continue to provide and may in the future provide administrative or other services to other investment companies or series of investment companies, and the Trust and BAAI have no objection to BNY so doing. The Trust and BAAI further acknowledge that the persons employed by BNY to assist in the performance of BNY's duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of BNY or any affiliate of BNY to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         10. Miscellaneous.

         (a) This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. Each Fund, the Trust and BAAI hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any such jurisdiction any of the aforementioned persons may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each irrevocably agrees not to claim, and it hereby waives, such immunity.

         (b) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

         (c) Each and every right granted to BNY, the Trust or BAAI hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of BNY, the Trust or BAAI to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by BNY, the Trust or BAAI of any right preclude any other or future exercise thereof or the exercise of any other right.

         (d) BNY shall not be responsible for delays or errors that occur by reason of circumstances beyond its reasonable control in the performance of its duties under this

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Agreement, provided that reasonable back-up and disaster recovery systems are in place, including, without limitation, labor difficulties, mechanical breakdowns, computer breakdowns or malfunctions (hardware or software), flood or catastrophe, acts of God, failures of transportation, communication or power supply, or other similar circumstances. Nor shall BNY be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than BNY to supply any instructions, explanations, information, specifications or documentation deemed necessary by BNY in the performance of its duties under this Agreement.

         (e) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust, BNY and/or BAAI shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Trust:

                  Nations Funds Trust
                  111 Center Street
                  Little Rock, Arkansas 72201
                  Attention: Richard H. Blank, Jr.

                  To BAAI:

                  Banc of America Advisors, Inc.
                  One Bank of America Plaza
                  101 South Tryon Street, NC1-002-33-31
                  Charlotte, NC 28255-0001
                  Attention:  Edward D. Bedard

                  To BNY:

                  The Bank of New York
                  90 Washington Street
                  22nd Floor
                  New York, NY 10286
                  Attention: Stephen E. Grunston

         (f) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by BNY, nor may BNY delegate responsibility for the performance of any of its duties hereunder, without the written consent of the other parties hereto.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

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         (h) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (i) This Agreement constitutes the entire agreement between the parties hereto with respect to the provision by BNY of sub-administrative services and the receipt of fees therefor, and supersedes all prior arrangements or understandings, written or oral, with respect to the provision by BNY of such services and the receipt of fees therefor.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                                         THE BANK OF NEW YORK


                                         By:/s/ Stephen E. Grunston
                                            -----------------------
                                            Stephen E. Grunston
                                            Vice President

                                         BANC OF AMERICA ADVISORS, INC.


                                         By:/s/ Edward D. Bedard
                                            --------------------
                                            Edward D. Bedard
                                            Senior Vice President and
                                            Chief Operating Officer

                                         NATIONS FUNDS TRUST


                                         By:/s/ James E. Banks, Jr.
                                            -----------------------
                                            James E. Banks, Jr.
                                            Assistant Secretary

                                       9


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                                   SCHEDULE I

1.       Nations Tax-Exempt Reserves
2.       Nations Value Fund
3.       Nations Strategic Growth Fund
4.       Nations Capital Growth Fund
5.       Nations MidCap Growth Fund
6.       Nations LargeCap Index Fund
7.       Nations Managed Index Fund
8.       Nations SmallCap Index Fund
9.       Nations Short-Intermediate Government Fund
10.      Nations Short-Term Income Fund
11.      Nations Strategic Income Fund
12.      Nations Bond Fund
13.      Nations Municipal Income Fund
14.      Nations Short-Term Municipal Income Fund
15.      Nations Intermediate Municipal Bond Fund
16.      Nations Florida Intermediate Municipal Bond Fund
17.      Nations Florida Municipal Bond Fund
18.      Nations Georgia Intermediate Municipal Bond Fund
19.      Nations Maryland Intermediate Municipal Bond Fund
20.      Nations North Carolina Intermediate Municipal Bond Fund
21.      Nations South Carolina Intermediate Municipal Bond Fund
22.      Nations Tennessee Intermediate Municipal Bond Fund
23.      Nations Texas Intermediate Municipal Bond Fund
24.      Nations Virginia Intermediate Municipal Bond Fund
25.      Nations Small Company Fund
26.      Nations Government Reserves
27.      Nations Municipal Reserves
28.      Nations Cash Reserves
29.      Nations Treasury Reserves
30.      Nations Money Market Reserves
31.      Nations California Tax-Exempt Reserves
32.      Nations Convertible Securities Fund
33.      Nations California Municipal Bond Fund
34.      Nations Intermediate Bond Fund
35.      Nations International Equity Fund
36.      Nations International Value Fund
37.      Nations Emerging Markets Fund
38.      Nations High Yield Bond Fund
39.      Nations MidCap Index Fund
40.      Nations Kansas Municipal Income Fund
41.      Nations Marsico 21st Century Fund
42.      Nations Marsico International Opportunities Fund
43.      Nations Financial Services Fund

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44.   Nations Classic Value Fund
45.   Nations Global Value Fund
46.   Nations Asset Allocation Fund
47.   Nations Government Securities Fund
48.   Nations Marsico Focused Equities Fund
49.   Nations Marsico Growth Fund
50.   Nations LifeGoal Growth Portfolio
51.   Nations LifeGoal Balanced Growth Portfolio
52.   Nations LifeGoal Income and Growth Portfolio
53.   Nations MidCap Value Fund
54.   Nations LargeCap Value Fund
55.   Nations New York Tax-Exempt Reserves
56.   Nations Research Fund
57.   Nations SmallCap Value Fund
58.   Corporate Bond Portfolio
59.   Mortgage- and Asset-Backed Portfolio
60.   High Income Portfolio


Approved:  December 9, 1999
Last Amended:  May 29, 2002

                                      I-2

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         IN WITNESS WHEREOF, the parties hereto have caused this amended
Schedule I to be executed by their officers designated below as of the 29th day of May, 2002.

                                      THE BANK OF NEW YORK

                                      By: /s/ Ira Rosner
                                         -------------------------------------
                                         Ira Rosner
                                         Vice President


                                      NATIONS FUNDS TRUST
                                      on behalf of the Funds

                                      By: /s/ Richard H. Blank, Jr.
                                          ------------------------------------
                                          Richard H. Blank, Jr.
                                          Secretary


                                      BANC OF AMERICA ADVISORS, LLC
                                      (formerly Banc of America Advisors, Inc.)

                                      By: /s/ Robert H. Gordon
                                          ------------------------------------
                                          Robert H. Gordon
                                          President

                                       I-3

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                                   SCHEDULE II

                          FUND ADMINISTRATION SERVICES

     BNY shall perform the following sub-administrative services, in addition to any other services agreed to from time to time:

..    Monitor and document compliance by the Funds with their policies and restrictions as delineated in their prospectuses and statements of additional information, including any supplements or amendments thereto, and with the rules and regulations under the 1940 Act utilizing Charles River Development's compliance monitoring system or by such other means as the parties may agree. BAAI shall be responsible for communicating such policies and restrictions, including any changes thereto, to BNY by such means as the parties agree.

..    Provide income attribution summary schedules necessary for year-end tax reporting, including the attached examples. Provide a gross up for foreign taxes on a per share basis and the redesignation of income and capital gains on a per share basis.

..    Prepare federal, state, excise and local income tax returns for the Funds and file such returns upon the approval of the Funds' independent accountants; monitor, report on and prepare periodic worksheet and tax provision packages with respect to Sub-Chapter M qualifications; prepare and file all Form 1099s with respect to the Funds' Trustees; monitor compliance with Section 4982 of the Internal Revenue Code; calculate and maintain records pertaining to original issue discount and premium amortization as required; identify wash sales and all other book/tax differences, and report results to the Funds' independent accountants and Funds management; and such other duties relating to federal and/or state tax compliance as the parties may agree. BNY shall be responsible for providing all pertinent tax information to the Funds' independent accountants.

..    Prepare Return of Capital Statement of Position 93-2 adjustments.

..    Support BAAI in its preparation of the schedules and provide BAAI unaudited quarterly and semi-annual and audited annual financial statements and schedules of Fund investments by providing, without limitation, each Funds' schedule of investments and general ledger in electronic format and/or hard copy, as required, and such other information as may be necessary to complete such financial reports.

..    Prepare statistical reports for outside information services (referenced in
     Schedule V), and such other information services as the parties may agree, including the ICI expense survey.

..    Prepare calculations for capital gains pursuant to IRS rules in conjunction with BAAI and the Funds' independent accountant.

..    Attend Fund shareholder and Board of Trustees meetings as requested by
     BAAI, including making such presentations as are appropriate, and, with respect to the Fund administration services described herein, provide such periodic and special reports to the Trust and BAAI as the Trust and BAAI shall reasonably request.

                            FUND ACCOUNTING SERVICES

      BNY shall provide all accounting and recordkeeping services necessary and appropriate for the business of the Funds, including but not limited to those set forth below.

                     Required Records; Ledgers and Journals

      BNY shall keep current the following accounts and records relating to the business of the Funds, in such form as is required by the 1940 Act and the rules thereunder, and generally accepted accounting principles, to support all filings under applicable federal and state tax laws and regulations and as may be mutually agreed to among the Trust, BAAI and BNY, and shall make available to BAAI and/or the Trust upon request:

1.  Cash Receipts Journal
2.  Cash Disbursements Journal
3.  Dividends Paid and Payable Schedule (book vs. tax basis)
4.  Purchase and Sales Journals - Portfolio Securities
5.  Realized/Unrealized Gain (Loss) Reports
6.  Subscription and Redemption Journals
7.  Security Ledgers - Transaction Report and Tax Lot Holdings Report
8.  Broker Ledger - Commission Report
9.  Daily Expense Accruals
10. Daily Interest Accruals
11. Daily Trial Balance
12. Portfolio Interest Receivable and Income Journal
13. Portfolio Dividend Receivable and Income Register
14. Listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security
15. Aged Receivables (dividends, interest, tax reclaiming)
16. Portfolio Turnover Rate
17. Cash reconciliations
18. Position reconciliations

      BNY will be responsible for maintaining, in accordance with Section 31 and the rules thereunder of the 1940 Act, all books and records so required and generated in the course of performing their duties under this agreement. Further, at a minimum, BNY shall maintain on-site the above referenced reports as of each month end for the most recent fiscal year-ended and the current fiscal year.

                            Daily Accounting Services

          BNY shall perform the following services on each Business Day:

1. Calculate Net Asset Value (NAV), and Public Offering Price (POP) Per Share Pursuant to SEC formulas:

     . Update the valuation of security positions held by each Fund's portfolio in accordance with the Fund's Pricing Procedures and any other appropriate procedures established by the Board and BAAI as BAAI shall provide BNY in writing
     . When instructed by BAAI, enter manual prices supplied by broker and link to pricing procedures
     . Calculate each Fund's NAV/POP in accordance with the applicable Pricing Procedures approved by the Trust's Board of Trustees and prepare NAV proof sheet. Review components of change in NAV for reasonableness based on the tolerance levels as BAAI shall direct BNY in writing
     . Review variance reporting for price changes in individual securities using variance levels established by Fund and report to Fund portfolio managers and to BAAI
     . Review for ex-dividend items indicated by pricing sources; trace to general ledger for agreement
     . Communicate required pricing and yield information (NAV/POP), as appropriate, to BAAI, the Funds' transfer agent and sub-transfer agent and, electronically, to NASDAQ and to such other third parties as designated by the Funds with respect to its various distribution channels. In addition, provide Fund share activity to BAAI.

2.   Dividend Rates/Yields/Dollar Weighted Average Maturity:

     . Calculate, subject to the approval of BAAI, net investment income available for distribution daily as appropriate
     .    Calculate daily dividend rate, and 1, 7, 30-day yields/SEC yields
     .    Calculate dollar weighted average maturity

3.   Determine and Report Cash Availability:

     .    Receive daily cash and transaction statements from the Funds'
          custodian
     . Complete daily bank cash reconciliations (including documentation of any reconciling items) and notify the Funds' custodian
     .    Report investable cash to BAAI and Fund sub-advisers

4.   Daily Expense Accruals:

     . Accrue individual expenses on a daily basis based on Instructions provided by BAAI, except for those instances where such an adjustment would cause a full penny break in NAV, in which case such adjustment will be included in the calculation of NAV on the day received
     . If applicable, accrue daily amortization of organization expense as instructed by BAAI

     .    If applicable, accrue daily Rule 12b-1 Plan expenses
     . Adjust expense accruals as instructed by BAAI and provide reports as requested by BAAI

5.   Verify and Record All Daily Income Accruals for Debt Issues:

     .    Track income and provide year end tax schedules
     .    Review and verify all interest and amortization reports
     .    Periodic tie-out of receivables
     . Ensure security masters denote proper interest and amortization methods as per the fund set up sheets as instructed by BAAI

6.   Monitor Securities:

     . Review each Fund's portfolio holdings and current day's security trades for dividend activity
     . Interface with Funds' custodian for timely collection and postings of corporate actions, dividends and interest pre-payments

7.   Enter All Security Trades:

     . Review verification of trade and interest calculations o Verify settlement through custodian statements
     .    Maintain security ledger transaction reporting
     .    Maintain tax lot holdings
     .    Determine realized gains or losses on security trades
     .    Provide broker commission information

8.   Enter All Fund Share Transactions:

     . Periodically reconcile dividend payable amounts with the Funds' transfer agent
     .    Process activity identified on transfer agent reports
     .    Verify settlement through custodian statements
     .    Reconcile to transfer agency report balances
     .    Process and track capital stock gain/loss activity

9.   Prepare Daily Trial Balance:

     .    Post manual entries to general ledger
     .    Post custodian bank activity
     . Require automated settled transactions between custody and activity records (prepare, clear and post)
     .    Post shareholder and security transactions
     .    Post and verify income and expense accruals and resolve differences
     .    Prepare general ledger
     .    Post corporate action activity

10.  Review and Reconcile Custodian Statements:

     . Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. when requested
     .    Post all cash settlement activity to trial balance
     .    Reconcile to ending cash balance accounts
     . Report to BAAI the status of past due items and failed trades with the custodian
     . Reconcile cash exception Income items, tax reclaims and past due income items with custody area

11.  Preparation of Accounting Reports:

     .    Price Variance Report
     .    Trial Balance
     .    Portfolio Valuation
     .    NAV Calculation Report
     .    Cash Availability
     .    Change in NAV
     .    Non-standard entries
     .    Stale Price Report
     .    Other such reports as may be reasonably requested by BAAI

                           Monthly/Quarterly Services

         BNY shall provide the following services on a monthly or quarterly basis, within such timeframe as may be mutually agreed upon by BNY, the Trust and BAAI:

1.   Submission of Monthly Accounting Reports as mutually agreed upon

2.   Reconcile Asset Listing to Custodian Asset Listing

3.   Provide Monthly Analysis and Reconciliation of Trial Balance Accounts

4.   Prepare Documentation Supporting the Preparation of:

     .    SEC yield reporting
     .    Income by state reporting
     . Standard Industry Code Valuation Report (please provide BAAI's industry code classifications/is there a standard for all Funds)
     .    Alternative Minimum Tax Income segregation schedule

5. Provide Upon Request Broker Commission and Net Trade Reports

                  Annual (and Semi-Annual) Accounting Services

          BNY shall provide the following services on an annual and semi-annual basis:

1. Supply auditors InvestOne reports supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements

2. Provide BAAI with information to assist BAAI in the preparation of NSAR filings

                               Other Core Services

          BNY shall provide the following services:

     . Accrete discounts and amortize premiums to put and call events as directed by BAAI and in a manner acceptable under generally accepted accounting principles

     .    Process principal repayments on mortgage backed securities

     .    Update variable securities with current rates

     . Process corporate action events through a primary vender feed, and monitor results via Reuters, Bloomberg, or other available sources as the parties may agree

     . Perform automated portfolio pricing with a second vendor as requested by BAAI

     . Produce documents and respond to inquiries during account and SEC examinations

          Money Market Funds: Prepare daily mark to market reports and analysis in compliance with Rule 2a-7 including:

     .    Calculating the daily portfolio weighted average maturity

     . Report portfolio diversification based on trade/security information provided by BAAI by:

                 Country, State, Tier, Liquidity, Asset Backed Securities, Industry, Letter of Credit

     . Listing percentage of portfolio maturing in specified intervals (i.e., number of days)

     .    Providing issuer and guarantor diversification exception reporting

          International Funds:  BNY shall provide the following services:

     .    Report in base and local currency

     . Processing of tax liability on foreign income subject to approval of BAAI

     . Daily variance analysis performed on FX rates for security position held

     . Produce automated bifurcation reporting in compliance with IRC Section
       988

     . Mark to market security receivables and payables on a daily basis

     . Determine portfolio exposure by country and currency

       In addition to the above, BNY will provide additional support as agreed upon from time to time (i.e., financial statement production).

         Federal Obligation Percentage

         The following is federal obligation information on the Nations Funds portfolio earnings credited to your account in 1997. This information is provided to enable you to calculate your state tax liability if you live in a state which does not tax income from U.S. government obligations. We recommend that you consult your tax adviser if you have questions regarding the requirements for reporting this information as the requirements vary from state to state.

----------------------------------------------------------------------------------------------------------------------
                                                                    Direct and               Non-
 FUND                                                               Government            Qualifying
                                                                      Agency                Income/2/        Total
                                                                   Obligations/1/
----------------------------------------------------------------------------------------------------------------------
Nations Balanced Assets Fund                                           3.30%                96.70%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Capital Growth Fund                                            0.00%               100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Cash Reserves                                                  1.26%                98.74%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Disciplined Equity Fund                                        0.00%               100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Diversified Income Fund                                       28.86%                71.14%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Emerging Growth Fund                                           0.00%               100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Equity Income Fund                                             2.36%                97.64%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Equity Index Fund                                              0.09%                99.91%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Global Government Income Fund                                  9.21%                90.79%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Government Money Market Fund                                  99.78%                 0.22%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Government Reserves                                           31.19%                68.81%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Government Securities Fund                                    35.09%                64.91%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations International Growth Fund                                      0.00%               100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations LifeGoal Balanced Growth Portfolio                            12.65%                87.35%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations LifeGoal Growth Portfolio                                      0.10%                99.90%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations LifeGoal Income and Growth Portfolio                          16.36%                83.64%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Managed Index Fund                                             0.33%                99.67%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Managed SmallCap Index Fund                                    0.00%               100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Managed SmallCap Value Index Fund                              0.00%               100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Managed Value Index Fund                                       0.00%               100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Pacific Growth Fund                                            1.73%                98.27%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Prime Fund                                                     5.52%                94.48%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Short-Intermediate Government Fund                            66.12%                33.88%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Short-Term Income Fund                                        10.64%                89.36%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Small Company Growth Fund                                      0.16%                99.84%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Strategic Fixed Income Fund                                   20.21%                79.79%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Treasury Fund                                                 21.25%                78.75%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Treasury Reserves                                             17.46%                82.45%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations U.S. Government Bond Fund                                     90.51%                 9.49%          100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Value Fund                                                     0.00%               100.00%          100.00%
----------------------------------------------------------------------------------------------------------------------

        /1/ "Direct Obligations" include U.S. Treasury bills, notes, and bonds. "Government Agency" covers those non-mortgage related obligations issued by federal agencies including but not limited to, the Student Loan Marketing Association (SLMA), the Federal Farm Credit Bank, the Federal Deposit Insurance Corporation (FDIC), and the Federal Financing Bank. These obligations are backed by the full faith and credit of the U.S. government.

     /2/ "Non-Qualifying Income" includes earnings derived from repurchase agreements, money market instruments such as agency-issued commercial paper, other regulated investment companies, corporate obligations, and obligations issued by the Government National Mortgage Association (GNMA), the Federal National Mortgage Association (FNMA), and the Federal Home Loan Mortgage Corp. (FHLMC).

     Capital Gains Information For Residents Of South Carolina

      For each of the Funds, the amount of capital gains distribution which is from assets held two or more years can be determined by multiplying each capital gain distribution from your year-end statement by the appropriate percentages:

----------------------------------------------------------------------------------------------------------------------
FUND                                             May 30, 1997 Distribution          November 7, 1997 Distribution
                                                 -------------------------          -----------------------------

----------------------------------------------------------------------------------------------------------------------
Nations Balanced Assets Fund                                5.80%                              17.51%
----------------------------------------------------------------------------------------------------------------------
Nations Capital Growth Fund                                46.05%                              40.53%
----------------------------------------------------------------------------------------------------------------------
Nations Disciplined Equity Fund                             0.00%                              22.75%
----------------------------------------------------------------------------------------------------------------------
Nations Emerging Growth Fund                               33.38%                              21.24%
----------------------------------------------------------------------------------------------------------------------
Nations Equity Income Fund                                 37.09%                              51.39%
----------------------------------------------------------------------------------------------------------------------
Nations Equity Index Fund                                   8.97%                              13.84%
----------------------------------------------------------------------------------------------------------------------
Nations Georgia Intermediate
Municipal Bond Fund                                            -                               99.04%
----------------------------------------------------------------------------------------------------------------------
Nations Global Government Income Fund                       0.00%                                  -
----------------------------------------------------------------------------------------------------------------------
Nations Intermediate Municipal
Bond Fund                                                      -                              100.00%
----------------------------------------------------------------------------------------------------------------------
Nations International Equity Fund                              -                              100.00%
----------------------------------------------------------------------------------------------------------------------
Nations International Growth Fund                              -                              100.00%
----------------------------------------------------------------------------------------------------------------------
Nations Managed Index Fund                                  0.00%                                  -
----------------------------------------------------------------------------------------------------------------------
Nations Municipal Income Fund                                  -                               98.42%
----------------------------------------------------------------------------------------------------------------------
Nations Small Company Growth Fund                              -                                6.12%
----------------------------------------------------------------------------------------------------------------------
Nations South Carolina Intermediate
Municipal Bond Fund                                            -                               79.38%
----------------------------------------------------------------------------------------------------------------------
Nations South Carolina Municipal Bond Fund                 93.25%                                  -
----------------------------------------------------------------------------------------------------------------------
Nations U.S. Government Bond Fund                              -                               46.40%
----------------------------------------------------------------------------------------------------------------------
Nations Value Fund                                         61.85%                              66.01%
----------------------------------------------------------------------------------------------------------------------

     Percentage Of Municipal Income By State and Territory

     Many states do not tax income derived from investments in their own state obligations or in investments subject to agreements between their state and other states. The following chart shows the percentage of income excluding capital gains in the various Nations Funds portfolios derived from investments in municipal obligations. This percentage indicates the amount that may be tax-exempt in your state.

                           Nations      Nations Short-Term     Nations Intermediate        Nations          Nations
                          Tax-Exempt     Municipal Income      Municipal Bond Fund        Municipal        Municipal
STATE                        Fund              Fund                                      Income Fund       Reserves
-----------------------------------------------------------------------------------------------------------------------
Alabama                     2.50%              0.00%                  1.00%                 2.93%            3.73%
-----------------------------------------------------------------------------------------------------------------------
Alaska                      1.18%              4.04%                  2.17%                 3.38%            0.45%
-----------------------------------------------------------------------------------------------------------------------
Arizona                     5.09%              3.42%                  3.11%                 1.74%            1.22%
-----------------------------------------------------------------------------------------------------------------------
Arkansas                    0.17%              0.00%                  0.65%                 0.99%            0.23%
-----------------------------------------------------------------------------------------------------------------------
California                  2.07%              0.00%                  0.70%                 2.63%            4.83%
-----------------------------------------------------------------------------------------------------------------------
Colorado                    3.59%              0.00%                  2.11%                 1.15%            3.70%
-----------------------------------------------------------------------------------------------------------------------
Connecticut                 0.03%              0.00%                  1.24%                 1.30%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Delaware                    2.61%              0.00%                  0.02%                 0.00%            1.46%
-----------------------------------------------------------------------------------------------------------------------
District of Columbia        1.04%              1.64%                  0.89%                 1.34%            1.69%
-----------------------------------------------------------------------------------------------------------------------
Florida                     7.25%              1.08%                  6.75%                 7.84%            4.89%
-----------------------------------------------------------------------------------------------------------------------
Georgia                     6.06%              2.74%                  4.02%                 7.64%            8.30%
-----------------------------------------------------------------------------------------------------------------------
Guam                        0.00%              3.70%                  0.33%                 0.52%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Hawaii                      0.42%              0.81%                  2.17%                 1.50%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Idaho                       0.25%              0.00%                  0.00%                 0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Illinois                   14.19%              5.49%                  8.18%                 5.01%            9.66%
-----------------------------------------------------------------------------------------------------------------------
Indiana                     2.84%              1.69%                  0.94%                 3.44%            1.54%
-----------------------------------------------------------------------------------------------------------------------
Iowa                        0.25%              0.88%                  0.70%                 0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Kansas                      2.42%              0.42%                  0.65%                 1.53%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Kentucky                    3.80%              0.00%                  0.04%                 0.22%            2.53%
-----------------------------------------------------------------------------------------------------------------------
Louisiana                   2.33%              0.41%                  0.07%                 0.00%            2.39%
-----------------------------------------------------------------------------------------------------------------------
Maine                       0.37%              0.00%                  0.61%                 0.08%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Maryland                    0.80%              1.76%                  3.10%                 0.00%            0.55%
-----------------------------------------------------------------------------------------------------------------------
Massachusetts               0.12%              2.40%                  3.02%                 3.85%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Michigan                    2.34%              7.12%                  1.82%                 1.99%            2.99%
-----------------------------------------------------------------------------------------------------------------------
Minnesota                   0.86%              0.43%                  1.11%                 0.14%            0.31%
-----------------------------------------------------------------------------------------------------------------------
Mississippi                 0.80%              0.00%                  2.11%                 1.05%            0.32%
-----------------------------------------------------------------------------------------------------------------------
Missouri                    7.88%              0.49%                  2.60%                 2.02%            1.69%
-----------------------------------------------------------------------------------------------------------------------
Montana                     0.56%              0.00%                  0.00%                 0.00%            0.64%
-----------------------------------------------------------------------------------------------------------------------
Nebraska                    0.22%              0.00%                  0.22%                 0.10%            0.21%
-----------------------------------------------------------------------------------------------------------------------
Nevada                      0.00%              3.39%                  2.61%                 1.74%            0.00%
-----------------------------------------------------------------------------------------------------------------------
New Hampshire               0.00%              0.00%                  0.00%                 0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
New Jersey                  0.32%              1.18%                  2.76%                 0.82%            0.00%
-----------------------------------------------------------------------------------------------------------------------
New Mexico                  0.55%              3.04%                  0.92%                 0.38%            1.82%
-----------------------------------------------------------------------------------------------------------------------
New York                    0.22%              3.45%                  2.59%                 4.28%            0.00%
-----------------------------------------------------------------------------------------------------------------------

                           Nations      Nations Short-Term     Nations Intermediate        Nations          Nations
                          Tax-Exempt     Municipal Income      Municipal Bond Fund        Municipal        Municipal
STATE                        Fund              Fund                                      Income Fund       Reserves
-----------------------------------------------------------------------------------------------------------------------
North Carolina              2.48%              1.16%                  2.47%                 1.58%            0.42%
-----------------------------------------------------------------------------------------------------------------------
North Dakota                0.00%              0.25%                  0.00%                 0.00%            0.26%
-----------------------------------------------------------------------------------------------------------------------
Ohio                        1.40%              0.15%                  0.63%                 1.54%            5.85%
-----------------------------------------------------------------------------------------------------------------------
Oklahoma                    0.38%              0.42%                  0.66%                 0.00%            0.11%
-----------------------------------------------------------------------------------------------------------------------
Oregon                      1.31%              0.00%                  0.80%                 1.18%            0.72%
-----------------------------------------------------------------------------------------------------------------------
Pennsylvania                3.17%              4.66%                  2.81%                 4.39%            2.43%
-----------------------------------------------------------------------------------------------------------------------
Puerto Rico                 0.00%              1.07%                  0.27%                 0.09%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Rhode Island                0.21%              0.00%                  0.39%                 0.59%            0.00%
-----------------------------------------------------------------------------------------------------------------------
South Carolina              1.94%              2.13%                  1.82%                 2.79%            4.19%
-----------------------------------------------------------------------------------------------------------------------
South Dakota                0.00%              0.77%                  0.00%                 0.00%            0.46%
-----------------------------------------------------------------------------------------------------------------------
Tennessee                   1.40%              4.86%                  1.55%                 2.77%            6.35%
-----------------------------------------------------------------------------------------------------------------------
Texas                       5.07%             15.58%                 11.44%                10.38%            9.72%
-----------------------------------------------------------------------------------------------------------------------
Utah                        1.63%              0.00%                  0.13%                 2.01%            1.70%
-----------------------------------------------------------------------------------------------------------------------
Vermont                     0.00%              0.00%                  0.00%                 0.00%            0.00%
-----------------------------------------------------------------------------------------------------------------------
Virginia                    1.22%              2.51%                  6.51%                 1.48%            4.04%
-----------------------------------------------------------------------------------------------------------------------
Washington                  2.17%             11.60%                  7.18%                 9.47%            1.15%
-----------------------------------------------------------------------------------------------------------------------
West Virginia               1.86%              0.00%                  0.22%                 0.57%            1.46%
-----------------------------------------------------------------------------------------------------------------------
Wisconsin                   2.11%              2.67%                  2.24%                 0.41%            3.07%
-----------------------------------------------------------------------------------------------------------------------
Wyoming                     0.01%              0.00%                  0.00%                 0.47%            0.85%
-----------------------------------------------------------------------------------------------------------------------

     State Specific Tax-Exempt Funds

     For residents of the following states, a portion of income (excluding capital gains) derived from Nations Funds state-specific municipal bond funds for the year ended December 31, 1997 is exempt from regular federal and state income taxes. For certain investors, a portion of income may be subject to the federal Alternative Minimum Tax.

                                                                        State Exempt       Federal Exempt
FUND                                                                     Percentage          Percentage
-----------------------------------------------------------------------------------------------------------------------
Nations Florida Intermediate Municipal Bond Fund                           98.26%             100.00%
-----------------------------------------------------------------------------------------------------------------------
Nations Florida Municipal Bond Fund                                        97.24%              99.71%
-----------------------------------------------------------------------------------------------------------------------
Nations Georgia Intermediate Municipal Bond Fund                           98.93%              99.79%
-----------------------------------------------------------------------------------------------------------------------
Nations Georgia Municipal Bond Fund                                        97.35%              99.13%
-----------------------------------------------------------------------------------------------------------------------
Nations Maryland Intermediate Municipal Bond Fund                          95.80%             100.00%
-----------------------------------------------------------------------------------------------------------------------
Nations Maryland Municipal Bond Fund                                       93.44%              99.48%
-----------------------------------------------------------------------------------------------------------------------
Nations North Carolina Intermediate Municipal Bond Fund                    95.53%              99.87%
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Nations North Carolina Municipal Bond Fund                               97.69%            99.53%
----------------------------------------------------------------------------------------------------
Nations South Carolina Intermediate Municipal Bond Fund                  98.72%            99.95%
----------------------------------------------------------------------------------------------------
Nations South Carolina Municipal Bond Fund                               93.76%            99.44%
----------------------------------------------------------------------------------------------------
Nations Tennessee Intermediate Municipal Bond Fund                       97.91%            99.89%
----------------------------------------------------------------------------------------------------
Nations Tennessee Municipal Bond Fund                                    97.47%           100.00%
----------------------------------------------------------------------------------------------------
Nations Texas Intermediate Municipal Bond Fund                           81.38%            99.99%
----------------------------------------------------------------------------------------------------
Nations Texas Municipal Bond Fund                                        83.51%            99.39%
----------------------------------------------------------------------------------------------------
Nations Virginia Intermediate Municipal Bond Fund                        97.87%            99.94%
----------------------------------------------------------------------------------------------------
Nations Virginia Municipal Bond Fund                                     95.42%            99.73%
----------------------------------------------------------------------------------------------------

     Alternative Minimum Tax

     This information is to be used to calculate your federal Alternative Minimum Tax liability, if applicable. Multiply the percentage below by the Fund distribution (excluding capital gains) to give you the distributions to be added to your Alternative Minimum Taxable income.

FUND                                                                                    Percentage
----------------------------------------------------------------------------------------------------
Nations Florida Intermediate Municipal Bond Fund                                            5.94%
----------------------------------------------------------------------------------------------------
Nations Florida Municipal Bond Fund                                                        17.79%
----------------------------------------------------------------------------------------------------
Nations Georgia Intermediate Municipal Bond Fund                                            6.50%
----------------------------------------------------------------------------------------------------
Nations Georgia Municipal Bond Fund                                                        19.17%
----------------------------------------------------------------------------------------------------
Nations Intermediate Municipal Bond Fund                                                    6.28%
----------------------------------------------------------------------------------------------------
Nations Maryland Intermediate Municipal Bond Fund                                           4.17%
----------------------------------------------------------------------------------------------------
Nations Maryland Municipal Bond Fund                                                       10.55%
----------------------------------------------------------------------------------------------------
Nations Municipal Income Fund                                                              12.44%
----------------------------------------------------------------------------------------------------
Nations Municipal Reserves                                                                  9.79%
----------------------------------------------------------------------------------------------------
Nations North Carolina Intermediate Municipal Bond Fund                                     4.23%
----------------------------------------------------------------------------------------------------
Nations North Carolina Municipal Bond Fund                                                 14.86%
----------------------------------------------------------------------------------------------------
Nations Short-Term Municipal Income Fund                                                    9.96%
----------------------------------------------------------------------------------------------------
Nations South Carolina Intermediate Municipal Bond Fund                                     6.22%
----------------------------------------------------------------------------------------------------
Nations South Carolina Municipal Bond Fund                                                 15.57%
----------------------------------------------------------------------------------------------------
Nations Tax-Exempt Fund                                                                    16.64%
----------------------------------------------------------------------------------------------------
Nations Tennessee Intermediate Municipal Bond Fund                                          9.53%
----------------------------------------------------------------------------------------------------
Nations Tennessee Municipal Bond Fund                                                      16.04%
----------------------------------------------------------------------------------------------------
Nations Texas Intermediate Municipal Bond Fund                                              4.09%
----------------------------------------------------------------------------------------------------
Nations Texas Municipal Bond Fund                                                          16.83%
----------------------------------------------------------------------------------------------------
Nations Virginia Intermediate Municipal Bond Fund                                           6.83%
----------------------------------------------------------------------------------------------------
Nations Virginia Municipal Bond Fund                                                       14.66%
----------------------------------------------------------------------------------------------------

     Corporate Qualifying Dividends

     The following information is provided to enable shareholders to calculate the amount of dividends paid by the Fund which qualify for the corporate dividend received deduction.

                                                                       Domestic         Domestic &
                                                                     Corporations        Foreign
FUND                                                                                   Corporations
----------------------------------------------------------------------------------------------------
Nations Balanced Assets Fund                                              6.48%             6.82%
----------------------------------------------------------------------------------------------------
Nations Capital Growth Fund                                              32.82%            34.22%
----------------------------------------------------------------------------------------------------
Nations Disciplined Equity Fund                                          18.88%            19.50%
----------------------------------------------------------------------------------------------------
Nations Emerging Growth Fund                                             19.87%            19.95%
----------------------------------------------------------------------------------------------------
Nations Emerging Markets Fund                                             0.00%           100.00%
----------------------------------------------------------------------------------------------------
Nations Equity Income Fund                                               30.13%            30.70%
----------------------------------------------------------------------------------------------------
Nations Equity Index Fund                                                50.88%            52.15%
----------------------------------------------------------------------------------------------------
Nations International Equity Fund                                         0.00%           100.00%
----------------------------------------------------------------------------------------------------
Nations International Growth Fund                                         0.00%           100.00%
----------------------------------------------------------------------------------------------------
Nations Managed Index Fund                                               84.38%            85.49%
----------------------------------------------------------------------------------------------------
Nations Managed SmallCap Index Fund                                      22.43%            22.46%
----------------------------------------------------------------------------------------------------
Nations Managed SmallCap Value Index Fund                                75.88%            75.88%
----------------------------------------------------------------------------------------------------
Nations Managed Value Index Fund                                         75.78%            75.78%
----------------------------------------------------------------------------------------------------
Nations Pacific Growth Fund                                               0.00%           100.00%
----------------------------------------------------------------------------------------------------
Nations Value Fund                                                       44.32%            45.23%
----------------------------------------------------------------------------------------------------


     Florida Intangibles Tax Percentage/3/

                                                                                          Exempt
FUND                                                                                    Percentage
Equity
Nations Balanced Assets Fund                                                               19.37%
----------------------------------------------------------------------------------------------------
Nations Capital Growth Fund                                                                 0.00%
----------------------------------------------------------------------------------------------------
Nations Disciplined Equity Fund                                                             0.00%
----------------------------------------------------------------------------------------------------
Nations Emerging Growth Fund                                                                0.00%
----------------------------------------------------------------------------------------------------
Nations Emerging Markets Fund                                                               0.00%
----------------------------------------------------------------------------------------------------
Nations Equity Income Fund                                                                  0.00%
----------------------------------------------------------------------------------------------------
Nations Equity Index Fund                                                                   0.11%
----------------------------------------------------------------------------------------------------
Nations International Equity Fund                                                           0.00%
----------------------------------------------------------------------------------------------------
Nations International Growth Fund                                                           0.00%
----------------------------------------------------------------------------------------------------
Nations LifeGoal Growth Portfolio                                                           0.00%
----------------------------------------------------------------------------------------------------
Nations LifeGoal Balanced Growth Portfolio                                                  0.00%
----------------------------------------------------------------------------------------------------
Nations LifeGoal Income and Growth Portfolio                                                0.00%
----------------------------------------------------------------------------------------------------
Nations Managed Index Fund                                                                  0.13%
----------------------------------------------------------------------------------------------------

                                                                                          Exempt
FUND                                                                                    Percentage
----------------------------------------------------------------------------------------------------
Nations Managed SmallCap Index Fund                                                         0.00%
----------------------------------------------------------------------------------------------------
Nations Managed SmallCap Value Index Fund                                                   0.00%
----------------------------------------------------------------------------------------------------
Nations Managed Value Index Fund                                                            0.00%
----------------------------------------------------------------------------------------------------
Nations Pacific Growth Fund                                                                 0.00%
----------------------------------------------------------------------------------------------------
Nations Value Fund                                                                          0.00%
----------------------------------------------------------------------------------------------------

Fixed Income
Nations Diversified Income Fund                                                            39.79%
----------------------------------------------------------------------------------------------------
Nations Global Government Income Fund                                                       0.00%
----------------------------------------------------------------------------------------------------
Nations Government Securities Fund                                                          0.00%
----------------------------------------------------------------------------------------------------
Nations Short-Intermediate Government Fund                                                 63.44%
----------------------------------------------------------------------------------------------------
Nations Short-Term Income Fund                                                              8.01%
----------------------------------------------------------------------------------------------------
Nations Strategic Fixed Income Fund                                                         8.28%
----------------------------------------------------------------------------------------------------
Nations U.S. Government Bond Fund                                                           0.00%
----------------------------------------------------------------------------------------------------

Money Market
Nations Cash Reserves                                                                       0.46%
----------------------------------------------------------------------------------------------------
Nations Government Money Market Fund                                                      100.00%
----------------------------------------------------------------------------------------------------
Nations Government Reserves                                                                24.61%
----------------------------------------------------------------------------------------------------
Nations Prime Fund                                                                          0.00%
----------------------------------------------------------------------------------------------------
Nations Treasury Fund                                                                       0.00%
----------------------------------------------------------------------------------------------------
Nations Treasury Reserves                                                                  12.56%
----------------------------------------------------------------------------------------------------

Municipal
Nations Florida Intermediate Municipal Bond Fund                                          100.00%
----------------------------------------------------------------------------------------------------
Nations Florida Municipal Bond Fund                                                       100.00%
----------------------------------------------------------------------------------------------------
Nations Georgia Intermediate Municipal Bond Fund                                            0.72%
----------------------------------------------------------------------------------------------------
Nations Georgia Municipal Bond Fund                                                         0.00%
----------------------------------------------------------------------------------------------------
Nations Intermediate Municipal Bond Fund                                                    0.18%
----------------------------------------------------------------------------------------------------
Nations Maryland Intermediate Municipal Bond Fund                                           1.30%
----------------------------------------------------------------------------------------------------
Nations Maryland Municipal Bond Fund                                                        9.92%
----------------------------------------------------------------------------------------------------
Nations Municipal Income Fund                                                               0.00%
----------------------------------------------------------------------------------------------------
Nations North Carolina Intermediate Municipal Bond Fund                                     0.93%
----------------------------------------------------------------------------------------------------
Nations North Carolina Municipal Bond Fund                                                  2.06%
----------------------------------------------------------------------------------------------------
Nations Short-Term Municipal Income Fund                                                    2.44%
----------------------------------------------------------------------------------------------------
Nations South Carolina Intermediate Municipal Bond Fund                                     0.00%
----------------------------------------------------------------------------------------------------
Nations South Carolina Municipal Bond Fund                                                  5.29%
----------------------------------------------------------------------------------------------------
Nations Tax-Exempt Fund                                                                     0.00%
----------------------------------------------------------------------------------------------------
Nations Municipal Reserves                                                                  0.00%
----------------------------------------------------------------------------------------------------

                                                                                          Exempt
FUND                                                                                    Percentage
----------------------------------------------------------------------------------------------------
Nations Tennessee Intermediate Municipal Bond Fund                                          4.25%
----------------------------------------------------------------------------------------------------
Nations Tennessee Municipal Bond Fund                                                       7.81%
----------------------------------------------------------------------------------------------------
Nations Texas Intermediate Municipal Bond Fund                                              0.26%
----------------------------------------------------------------------------------------------------
Nations Texas Municipal Bond Fund                                                           3.06%
----------------------------------------------------------------------------------------------------
Nations Virginia Intermediate Municipal Bond Fund                                           0.00%
----------------------------------------------------------------------------------------------------
Nations Virginia Municipal Bond Fund                                                        0.00%
----------------------------------------------------------------------------------------------------

     /3/ If any portion of a fund's shares is subject to the Florida Intangibles Tax, then only U.S. government obligations will retain their tax-exempt status. Obligations issued by Florida would lose their exempt status and be subject to the intangibles tax.

     Additional Information:

     As a shareholder of Nations International Equity Fund, Nations Emerging Markets Fund, Nations Pacific Growth Fund and or Nations Global Government Income Fund who received dividends, you are entitled to receive your choice of either a foreign tax credit or an itemized deduction for foreign taxes paid by the Fund. Your portion of the foreign taxes paid by the Fund in 1997 is reported in Box 3 of your Form 1099-DIV.

     To take an itemized deduction for your share of the foreign taxes paid by the Fund, include the amount in Box 3 of Form 1099-DIV on Schedule A, Line 8 of your Form 1040.

     The TaxPayer Relief Act of 1997 has modified the flow-through status of Foreign Tax Credits ("FTCs"). As a result, a percentage of FTC might not be eligible for credit. In order to assist you in determining the amount of Foreign Tax Paid which is not eligible for a credit, multiply the percentage listed in Column A below, by the Foreign Tax Paid ("FTP") amount reported on Form 1099-DIV, box 3. For each fund, deduct this amount from the FTP (box 3) and report the total resulting amounts in Form 1040, Line 43.

     To compute the allowable credit, individual shareholders must complete IRS Form 1116 and attach it to their Form 1040. Corporate shareholders should complete Form 1118. The chart below should be used to prepare either of these Forms.

     Although it will generally be more advantageous to claim a credit for the foreign taxes paid, the ability to claim a credit depends on your individual tax situation. We suggest that you consult your tax adviser to determine your best course of action.

                                                                    (A) Amount Not       (B) Foreign Source
                                                                 Eligible For Foreign      Income Factor
Fund                                                                  Tax Credit
Nations Emerging Markets Fund                                             0.00%            .38792129
Nations International Equity Fund                                         0.00%            .51953104
Nations Pacific Growth Fund                                               0.00%            .48509903




                             Foreign Tax Factor (C) and Foreign Income Factor (D)

--------------------------------------------------------------------------------------------------------------
                                Nations                  Nations Emerging               Nations Pacific
                         International Equity              Markets Fund                   Growth Fund
Country                          Fund
                            C             D              C              D               C             D
Argentina                  0.00%         0.42%          0.00%          5.08%           0.00%         0.00%
Australia                  2.83%         5.71%          0.00%          0.00%          22.12%        10.08%
Belgium                    2.22%         1.65%          0.00%          0.00%           0.00%         0.00%
Brazil                     1.05%         3.15%         21.05%         28.62%           0.00%         0.00%
Egypt                      0.00%         0.00%          0.00%          1.40%           0.00%         0.00%
Switzerland                4.80%         4.68%          0.00%          0.00%           0.00%         0.00%
Chile                      1.68%         1.38%         15.27%          7.20%           0.00%         0.00%
Germany                    4.00%         4.46%          0.00%          0.00%           0.00%         0.00%
Spain                      3.46%         2.60%          0.00%          0.00%           0.00%         0.00%
France                    10.81%         8.22%          0.00%          0.00%           0.00%         0.00%
Great Britain             33.23%        26.80%          2.78%          1.05%           0.00%         0.00%
Greece                     0.00%         0.00%         12.75%          3.69%           0.00%         0.00%
Hungary                    0.00%         0.00%          0.00%          0.52%           0.00%         0.00%
Hong Kong                  0.00%         9.85%          0.00%          8.65%           0.00%        65.32%
Indonesia                  0.06%         0.39%          6.10%          4.01%          11.61%         5.07%
Israel                     0.00%         0.00%          0.48%          0.64%           0.00%         0.00%
India                      0.00%         0.19%          0.11%          2.33%           0.00%         0.00%
Italy                      2.44%         1.82%          0.00%          0.00%           0.00%         0.00%
Japan                     12.01%         8.95%          0.00%          0.00%           0.00%         0.00%
Korea                      0.90%         1.10%          0.93%          1.55%          11.09%         4.59%
Malaysia                   2.25%         0.84%         20.78%          5.18%          35.89%         8.45%
Mexico                     0.00%         4.81%          0.00%          8.74%           0.00%         0.00%
Netherlands                9.91%         7.29%          0.00%          0.00%           0.00%         0.00%
Norway                     0.00%         0.00%          0.00%          0.00%           0.00%         0.00%
Peru                       0.00%         0.38%          0.00%          3.50%           0.00%         0.00%
Philippines                0.04%         0.03%          3.24%          0.97%           1.60%         0.44%
Portugal                   0.48%         0.48%          5.91%          3.94%           0.00%         0.00%
Russia                     0.00%         0.00%          0.00%          0.28%           0.00%         0.00%
Sweden                     3.45%         2.57%          0.00%          0.00%           0.00%         0.00%
Singapore                  3.84%         1.62%          0.00%          0.00%          16.17%         5.02%
Thailand                   0.54%         0.61%          0.99%          0.74%           1.52%         1.03%
Taiwan                     0.00%         0.00%          0.00%          1.11%           0.00%         0.00%
South Africa               0.00%         0.00%          9.61%         10.80%           0.00%         0.00%
                         100.00%       100.00%        100.00%        100.00%         100.00%       100.00%

         Instructions For Calculating Foreign Tax and Foreign Source Income by
Country:

              1. To calculate your foreign tax by country, multiply the total foreign taxes (Form 1099-DIV, Box 3) by the applicable Foreign Tax Factor percentage (Column C) indicated in the chart to the left.

              2. To calculate the total foreign source income, multiply the amount in Box 1b on Form 1099-DIV by the appropriate factor in column B.

              3. To calculate the total foreign source income by country, multiply the total foreign source income determined in step 2 by the applicable Foreign Income Factor percentage (Column D) presented in the chart to the left.

                                  SCHEDULE III

                       SERVICE LEVEL PERFORMANCE STANDARDS

--------------------------------------------------------------------------------------------------------------------------
                Service                                                     Standard
--------------------------------------------------------------------------------------------------------------------------
1.       Daily Cash Availability                           [_]      100% accuracy and delivery by 9:00 a.m. EST for
                                                                    Money Market Funds and 9:30 a.m. EST for all others

                                                           [_]      Compensation for univested cash at Nations Cash
                                                                    Reserves' Mill rate
--------------------------------------------------------------------------------------------------------------------------
2.       Calculation of daily NAVs                         [_]      100% accuracy by 5:00 p.m. EST including pricing,
                                                                    expense accruals, cash activity, manual entries,
                                                                    S/H activity.  Delivery by 5:45 p.m. EST
--------------------------------------------------------------------------------------------------------------------------
3.       Review of daily NAVs                              [_]      100% review by 5:30 p.m. EST

                                                           [_]      Review of NAV components for reasonableness
                                                                    including analysis of the change in the
                                                                    NAV and the change in mill rates.

                                                           [_]      Review of price variance report

                                                           [_]      Review of manual proof
--------------------------------------------------------------------------------------------------------------------------
4.       NASDAQ Reporting                                  [_]      100% accuracy and communication by 5:45 p.m. EST
--------------------------------------------------------------------------------------------------------------------------
5.       Daily Pricing and Rate Report (DPRR)              [_]      100% accuracy in nightly transmission of DPRRs

                                                           [_]      Money Market Funds-5:30 p.m. EST

                                                           [_]      All other Funds- 6:00 p.m. EST
--------------------------------------------------------------------------------------------------------------------------
6.       FundStation Report (SubM)                         [_]      100% accuracy and nightly transmission by 7:00 p.m.
                                                                    EST
--------------------------------------------------------------------------------------------------------------------------
7.       Processing of trade tickets                       [_]      100% accuracy and processed by T+1 if received by
                                                                    the following cut-off times:

                                                           [_]      All Funds (except International) - 10:00 am (T+1)

                                                           [_]      International - 12:00 p.m. (T+1)

                                                           [_]      Same day settlements - 1:30 p.m.
--------------------------------------------------------------------------------------------------------------------------

                                     III-1

----------------------------------------------------------------------------------------------------------------------------
                SERVICE                                                       STANDARD
------------------------------------------------------------ ---------------------------------------------------------------
8.       Problem Resolution (general)                        [_]      NAV impact analysis within 1 day

                                                             [_]      Clear and timely communication of 100% of issues

                                                             [_]      Ongoing Tracking
------------------------------------------------------------ ---------------------------------------------------------------
9.       Cash reconciliations                                [_]     Performed daily and sent daily to BAAI (Money Market
                                                                         Funds) and sent weekly to BAAI (all other funds)

                                                             [_]     Issues communicated to BAAI same day

                                                             [_]     Outstanding items addressed within 1 business day
------------------------------------------------------------ ---------------------------------------------------------------
10.      Position Reconciliations                            [_]     Performed daily and sent weekly to BAAI

                                                             [_]     Issues communicated to BAAI same day

                                                             [_]     Open issues addressed within 2 business days
------------------------------------------------------------ ---------------------------------------------------------------
11.      Tax reporting

         [_]  Federal, state, tax returns                    [_]     Tax provision package prepared within time
                                                                     parameters as set by BAAI/Independent tax
         [_]  Tax provision packages including Sub-M and                personnel (PWC)
              excise tax amounts/ distributions
                                                             [_]     Estimates of tax requirements prepared as required
         [_]  Identification of all book/tax differences                      by BAAI for proper tax planning

         [_]  Capital gain estimate preparations
------------------------------------------------------------ ---------------------------------------------------------------
12.      Statistical Reports                                 [_]     Filed within the time parameters as set forth by
                                                                         each statistical service
------------------------------------------------------------ ---------------------------------------------------------------
13.      Expense accruals/payments                           [_]     Payments made on the business day written
                                                                         instructions from an authorized signator received

                                                             [_]     Expense accruals made with 100% accuracy based upon
                                                                         written instructions from BAAI
------------------------------------------------------------ ---------------------------------------------------------------
14.      Management Reports                                  [_]     Provided to BAAI within 10 business days of month end
------------------------------------------------------------ ---------------------------------------------------------------

                                     III-2

----------------------------------------------------------------------------------------------------------------------------
             SERVICE                                                                   STANDARD
------------------------------------------------------------ ---------------------------------------------------------------
15.      Year end tax reports                                [_]     Provided to BAAI within the time frame agreed to
------------------------------------------------------------ ---------------------------------------------------------------
16.      Annual/Semi-Annual Reports                          [_]     Provide Trial Balance within 5 business days after
                                                                         annual/semi-annual period

                                                             [_]     Provide additional financial statement support as
                                                                         agreed to
------------------------------------------------------------ ---------------------------------------------------------------
17.      Daily Reports                                       [_]     To be provided on the following day

                                                             [_]     Provide detailed portfolio valuation

                                                             [_]     Trial Balance
------------------------------------------------------------ ---------------------------------------------------------------
18.      Daily Cash Sweep                                    [_]     100% accuracy and communication by 2:00 p.m. EST

                                                             [_]     AIM

                                                             [_]     Nuveen
------------------------------------------------------------ ---------------------------------------------------------------
19.      Post Dividends / Corporate Actions                  [_]     100% accuracy and posted on effective date
------------------------------------------------------------ ---------------------------------------------------------------
20.      Monthly Reconciliations                             [_]     Complete reconciliations within 10 business days
------------------------------------------------------------ ---------------------------------------------------------------
21.      Reporting to Sub-Advisors                           [_]     Provide nightly and other periodic reporting to
                                                                     Nations Funds Sub-Advisors
------------------------------------------------------------ ---------------------------------------------------------------
22.      Compliance                                          [_]     Provide compliance reports as requested by BAAI
------------------------------------------------------------ ---------------------------------------------------------------

                                      III-3

                                   SCHEDULE IV
                                   (Attached)

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                       FOR NATIONSBANC MANAGED PORTFOLIOS
                                Effective 12/1/98

Money Market Funds

1 1/4 basis point per annum on the first $3 billion of each portfolio's average net assets;

1                     basis point on the next $3 billion;

1/2                   of one basis point on the next $4 billion;

1/4                   of one basis point on the excess.

Domestic Equity

6 basis points per annum on the first $1 billion of each portfolio's average net assets;

4                     basis points on the next $500 million;

2                     basis points on the next $500 million;

1                     basis point on the excess.

Domestic Fixed Income

5 basis points per annum on the first $1 billion of each portfolio's average net assets.

3                     basis points on the next $500 million.

1 1/2                 basis point on the next $500 million.

1/2                   of one basis point on the excess.

International Funds

7 basis points per annum on the first $1 billion of each portfolio's average net assets;

5                     basis points on the next $500 million;

3                     basis points on the next $500 million;

1                     basis point on the excess.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                       FOR NATIONSBANC MANAGED PORTFOLIOS
                                Effective 12/1/98

Multiple Class Charges

$500 per month, per portfolio, for each additional class in excess of nine (9) classes.

System Development/Usage/Spectra Report Writer

There will be no charges for developing systems interfaces with the Bank or for on-going usage of any Bank systems related to fund accounting or administration services.

Accounting Out-of-Pocket Expenses

The cost of prices for securities exclusively held by Nations obtained from third party pricing vendors will be in addition to the above fees.

Administration Out-of-Pocket Expenses

These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing of shareholders reports, express mail charges, etc.

Billing Cycle

The above fees will be billed on a monthly basis.

NationsBanc Advisors, Inc.                        The Bank of New York

Approved by:                                      Approved by: /s/  Ira Rosner
                                                               ---------------

Name:                                             Name:  Ira Rosner
                                                         ----------

Title:                                            Title: Vice President

Date:                                             Date:  May 7, 1999
                                                         -----------

NationsBanc Managed Portfolios

Fund Accounting and Sub Administration Fee Schedule

When Aggregate Assets Exceed $100 billion

Fund Type                                                Basis Points
---------                                                ------------
Money Market
------------

First               $2 billion                              0.000100
Next                $1 billion                              0.000075
On excess           (**$3.0 billion)                        0.000025

Domestic Equity
---------------

First               $500 million                            0.000550
Next                $500 million                            0.000450
Next                $500 million                            0.000250
Next                $500 million                            0.000150
On excess           (**$2.0 billion)                        0.000050

Domestic Fixed Income
---------------------

First               $500 million                            0.000450
Next                $500 million                            0.000350
Next                $250 million                            0.000225
Next                $250 million                            0.000100
On excess           (**$1.5 billion)                        0.000050

International
-------------

First               $500 million                             0.00060
Next                $500 million                             0.00050
Next                $250 million                             0.00040
Next                $250 million                             0.00030
On excess           (**$1.5 billion)                         0.00005

** Greater than
                                      IV-4

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         NATIONSBANC MANAGED PORTFOLIOS
                                (Multi Managers)

Multi-Managers

$22,000 per annum for each multi-manager going to a single feeder. These fees will be in addition to the following fee schedule now in effect.

For each new multi-manager account with assets less than $20 million, we will waive our fees for the first three months.

Money Market Funds

1 1/4                 basis point per annum on the first $3 billion of each
                      portfolio's average net assets;
1                     basis point on the next $3 billion;
1/2                   of one basis point on the next $4 billion;
1/4                   of one basis point on the excess.

Domestic Equity

6                     basis points per annum on the first $1 billion of each
                      portfolio's average net assets;
4                     basis points on the next $500 million;
2                     basis points on the next $500 million;
1                     basis point on the excess.

Domestic Fixed Income

5                     basis points per annum on the first $1 billion of each
                      portfolio's average net assets.
3                     basis points on the next $500 million.
1 1/2                 basis point on the next $500 million.
1/2                   of one basis point on the excess.

International Funds

7                     basis points per annum on the first $1 billion of each
                      portfolio's average net ssets;
5                     basis points on the next $500 million;
3                     basis points on the next $500 million;
1                     basis point on the excess.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                    AND SUB-FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         NATIONSBANC MANAGED PORTFOLIOS
                                (Multi Managers)

Multiple Class Charges

$500 per month, per portfolio, for each additional class in excess of nine (9) classes.

System Development/Usage/Spectra Report Writer

There will be no charges for developing systems interfaces with the Bank or for on-going usage of any Bank systems related to fund accounting or administration services.

Accounting Out-of-Pocket Expenses

The cost of prices for securities exclusively held by Nations obtained from third party pricing vendors will be in addition to the above fees.

Administration Out-of-Pocket Expenses

These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

Billing Cycle

The above fees will be billed on a monthly basis.

NationsBanc Advisors, Inc.                         The Bank of New York

Approved by:                                       Approved by: /s/  Ira Rosner
                                                                ---------------

Name:                                              Name: Ira Rosner
                                                         ----------

Title:                                             Title: Vice President

Date:                                              Date: May 7, 1999
                                                         -----------

                       PORTFOLIO PRICING, FUND ACCOUNTING
                      AND FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         BANC OF AMERICA ADVISORS, INC.
                         Nations Financial Services Fund

         Domestic Equity Funds

         5 1/2   basis points per annum on the first $500 million of the
portfolio's average net assets;
         4 1/2   basis points on the next $500 million;
         2 1/2   basis points on the next $500 million;
         1 1/2   basis points on the next $500 million;
         1/2     of one basis point on the excess.

         System Development/Usage/Spectra Report Writer

         There will be no charges for developing systems interfaces with us or for on-going usage of any Bank systems related to fund accounting or administration services.

         Accounting Out-of-Pocket Expenses

         The cost of prices for securities exclusively held by the each fund obtained from third party pricing vendors will be in addition to the above fees.

         Administration Out-of-Pocket Expenses

         These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

         Billing Cycle

         The above fees will be billed on a monthly basis.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                      AND FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         BANC OF AMERICA ADVISORS, INC.
                            Nations Global Value Fund

         International Funds

         6   basis points per annum on the first $500 million of the portfolio's average net assets;
         5   basis points on the next $500 million;
         4   basis points on the next $250 million;
         3   basis points on the next $250 million;
         1/2 of one basis point on the excess.

         System Development/Usage/Spectra Report Writer

         There will be no charges for developing systems interfaces with us or for on-going usage of any Bank systems related to fund accounting or administration services.

         Accounting Out-of-Pocket Expenses

         The cost of prices for securities exclusively held by the each fund obtained from third party pricing vendors will be in addition to the above fees.

         Administration Out-of-Pocket Expenses

         These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

         Billing Cycle

         The above fees will be billed on a monthly basis.

                       PORTFOLIO PRICING, FUND ACCOUNTING
                      AND FUND ADMINISTRATION FEE SCHEDULE
                                       FOR
                         BANC OF AMERICA ADVISORS, INC.
                           Nations Classic Value Fund

         Domestic Equity

5 1/2 basis points per annum on the first $500 million of the portfolio's average net assets;
4 1/2    basis points on the next $500 million;
2 1/2    basis points on the next $500 million;
1 1/2    basis points on the next $500 million
  1/2    of one basis point on the excess.

System Development/Usage/Spectra Report Writer

         There will be no charges for developing systems interfaces with us or for on-going usage of any Bank systems related to fund accounting or administration services.

         Accounting Out-of-Pocket Expenses

         The cost of prices for securities exclusively held by the each fund obtained from third party pricing vendors will be in addition to the above fees.

         Administration Out-of-Pocket Expenses

         These expenses are billed as they are incurred at cost. Out-of-pocket expenses traditionally include, but are not limited to, cost associated with attendance at Board Presentations, printing shareholders reports, express mail charges, etc.

         Billing Cycle

         The above fees will be billed on a monthly basis.

                                   SCHEDULE V

All Database Companies                  Quarterly List

AMG Data Services                       Lipper
Barron's                                Morningstar
Bloomberg                               CDA Wiesenberger
CDA Wiesenberger                        Investment Company Institute
Commerce Clearing House (CCH)           S&P Micropal
Forbes                                  Institute for Economic Research
Institute for Economic Research         Value Line
Interactive Data Services               Media General Financial Services
Investment Company Institute            LCG Associates
LCG Associates                          Closed End Fund Digest (Closed End Only)
Lipper                                  Lipper - International (Closed End Only)
Media General
Moody's Investors Service
Morningstar
S&P Micropal
Strategic Insights
Value Line

                                       V-1